UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 11, 2014

RMG NETWORKS HOLDING CORPORATION

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-35534	27-4452594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15301 North Dallas Parkway Suite 500 Addison, TX	75001
(Address of Principal Executive Offices)	(Zip Code)

(800) 827-9666

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on July 22, 2014, Robert Michelson was appointed to serve as interim President and Chief Executive Officer of RMG Networks Holding Corporation (the “Company”). On December 11, 2014, the board of directors of the Company appointed Mr. Michelson to serve as President and Chief Executive Officer, removing the “interim” designation.

In addition, the Company continues the process of recruiting a full-time Chief Financial Officer. While this process advances, the Company continues to utilize Pillar Solutions Group, LLC (“Pillar”), pursuant to which Pillar is providing temporary consulting services to the Company typical of those needed for the Chief Financial Officer role. Kent Van Houten, a consulting managing director of Pillar, who had been serving as the Company’s Interim Chief Financial Officer, has left the Company effective as of December 12, 2014, and is expected to be replaced in the near term with a consulting managing director from the same firm. The transition is not due to any disagreements with the Company. In the interim, the Company is being supported by other Pillar resources as needed.

Item 8.01.	Other Events.

On December 12, 2014, the Company issued a press release regarding the appointment of Mr. Michelson. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated hereby by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description
99.1	Press release issued December 12, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 15, 2014

RMG NETWORKS HOLDING CORPORATION

By:  /s/ David Mace Roberts

Name: David Mace Roberts

Title: SVP, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued December 12, 2014.